UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: July 16, 2008

ALLOY STEEL INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-32875	98-0233941
(State or other jurisdiction of incorporation)	Commission File Number)	IRS Employer Identification No.)

42 MERCANTILE WAY MALAGA
P.O. BOX 3087 MALAGA DC 6945

(Address of principal executive offices)

Registrant’s telephone number, including area code:  +61 8 9248 3188

ITEM 8.01                                OTHER EVENTS.

UPDATE OF SALES AND ORDERS FOR ARCOPLATETM

Fortescue Metals Group (FMG) has continued its preference for the use of ARCOPLATE in all their mining operations with placement of an order for one million eight hundred thousand dollars ($1,800,000) worth of product this week.

ARCOPLATE was used predominately in the construction of their current mining operations in Northern Western Australia (Cloudbreak mine); the value of product utilised in Cloudbreak mine by FMG was $5.5 Million making total purchases of ARCOPLATE $7.3 Million by FMG (www.fmgl.com.au)

Part of this order is for their existing operation and the balance is for the start of the fit out of their second mine which is currently under construction.

Alloy Steel has been advised it is preferred supplier for this second mine’s wear plate requirements.

Following a visit to Perth last week by a group of consultant engineers from Kuala Lumpur, a significant order has been placed for the first major use of ARCOPLATE in Malaysia.

The final order value is expected to be approximately $630,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLOY STEEL INTERNATIONAL, INC.

Date: July 16, 2008	By: /s/ Alan Winduss

Name: Alan Winduss
Its: Chief Financial Officer